EXHIBIT 99.1

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Stephanie Ascher
Stern Investor Relations, Inc.
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Constantine Theodoropulos
Base Pair Communications
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Rexahn Pharmaceuticals Announces Phase II Results for Serdaxin® as
Treatment for Major Depressive Disorder

Rockville, MD, November 4, 2011 – Rexahn Pharmaceuticals, Inc. (NYSE Amex: RNN), a clinical stage pharmaceutical company commercializing potential best in class oncology and CNS therapeutics, today announced results from its Phase IIb clinical trial of Serdaxin® in major depressive disorder (MDD). The randomized, double-blind, placebo-controlled study compared two doses of Serdaxin, 0.5 mg and 5 mg, to placebo over an 8-week treatment period. Results from the study did not demonstrate Serdaxin’s efficacy compared to placebo measured by the Montgomery-Asberg Depression Rating Scale (MADRS). All groups showed an approximate -14 point improvement in the protocol defined primary endpoint of MADRS.  All groups had a substantial number of patients who demonstrated a meaningful clinical improvement from baseline.  The study showed Serdaxin to be safe and well tolerated.

“These results contradict findings from previous studies of Serdaxin in depression, which is disappointing. The Phase IIa study of Serdaxin demonstrated in a subset of severely depressed patients a statistically significant reduction in MADRS scores compared to placebo at the 5 mg dose,” said Dr. Chang Ahn, Chief Executive Officer of Rexahn. “Given the result of this latest trial we will closely evaluate the Serdaxin clinical program and possible paths forward. Additionally, we will continue to advance other CNS and oncology clinical programs and explore our robust pipeline to support and create value for the company.”

Dr. Michael Thase, Chairman of the Depression Scientific Advisory Board of Rexahn, stated, “The results of this Phase II trial should be viewed within the historical context of depression clinical trials. The history of drug development in depression has one dominant theme - a notoriously high placebo effect. Six of the blockbuster antidepressant drugs approved between 1987 and 1999 had altogether undergone forty-two clinical trials, many of which were negative. With only one larger clinical trial completed, it may be premature to discount Serdaxin’s potential clinical value.”

The Phase II study was conducted at 44 centers across the United States and enrolled 314 patients with a history of major depressive disorder. The primary endpoints were safety and efficacy, as measured by a change in MADRS score.  The trial consisted of a screening period during which the patients were selected for their medical condition using DSMIV criteria and a MADRS score of 26 or higher as assessed by central raters.

About Rexahn Pharmaceuticals, Inc.
Rexahn Pharmaceuticals is a clinical stage pharmaceutical company dedicated to developing and commercializing first in class and market leading therapeutics for cancer, CNS disorders, sexual dysfunction and other unmet medical needs. Rexahn currently has three drug candidates in Phase II clinical trials, Archexin®, Serdaxin®, and Zoraxel™ - all potential best in class therapeutics - and a robust pipeline of preclinical compounds to treat multiple cancers and CNS disorders.  Rexahn also operates key R&D programs of nano-medicines, 3D-GOLD, and TIMES drug discovery platforms.  For more information, please visit www.rexahn.com.

Safe Harbor
To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn's plans, objectives, expectations and intentions with respect to future operations and products and other statements identified by words such as "will," "potential," "could," "can," "believe," "intends," "continue," "plans," "expects," "anticipates," "estimates," "may," other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn's actual results to be materially different than those expressed in or implied by Rexahn's forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of Rexahn's licensees or sublicensees; the success of clinical testing; and Rexahn's need for and ability to obtain additional financing. More detailed information on these and additional factors that could affect Rexahn's actual results are described in Rexahn's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.